Exhibit 99.1

Moleculin Provides Additional Comments Regarding Trading Halt
HOUSTON, May 11, 2020 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors and viruses, today announced that since the May 1st, 2020 temporary suspension by the Securities and Exchange Commission (SEC) of trading in the securities of Moleculin Biotech, Inc. (MBRX), additional information has come to the Company’s attention regarding claims disseminated by third parties.
Moleculin has learned that certain third parties made claims and distributed information during the period between March 20th, 2020 to May 5th, 2020 about the potential efficacy and clinical development of WP1122 with respect to coronavirus. The Company neither solicited, had advance knowledge of, nor played any role in the preparation of such information, claims or statements.
Moleculin encourages all investors and persons of interest to look at the Company’s releases and filings regarding the potential development of WP1122 for the treatment of COVID-19. The SEC’s suspension of trading Moleculin stock is scheduled to terminate at 11:59 p.m. ET on May 15th, 2020.
About Moleculin Biotech, Inc.
Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors and viruses. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including additional Immune/Transcription Modulators, as well as compounds capable of Metabolism/Glycosylation Inhibition such as WP1122.
For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements
Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements include, without limitation, whether the trading suspension will terminate on May 15, 2020. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts
James Salierno / Carol Ruth
The Ruth Group
973-255-8361 / 917-859-0214
jsalierno@theruthgroup.com
cruth@theruthgroup.com